Exhibit 99.1

395 de Maisonneuve Blvd. West Montreal, QC H3A 1L6

TICKER SYMBOL	MEDIA AND INVESTOR RELATIONS
(NYSE: UFS) (TSX: UFS)	Pascal Bossé Vice-President Corporate Communications and Investor Relations Tel.: 514-848-5938

DOMTAR CORPORATION REPORTS PRELIMINARY FIRST QUARTER 2011 FINANCIAL RESULTS

Strong paper shipments and productivity gains across the mill system drive solid results

(All financial information is in U.S. dollars, and all earnings (loss) per share results are diluted, unless otherwise noted.)

•	First quarter net earnings of $3.14 per share, earnings before items[1] of $3.25 per share
•	EBITDA before items[1] of $311 million
•	Paper shipments increase 7.4% compared to fourth quarter 2010

Montreal, April 28, 2011 – Domtar Corporation (NYSE: UFS) (TSX: UFS) today reported net earnings of $133 million ($3.14 per share) for the first quarter of 2011 compared to net earnings of $325 million ($7.59 per share) for the fourth quarter of 2010 and net earnings of $58 million ($1.34 per share) for the first quarter of 2010. Sales for the first quarter of 2011 amounted to $1.4 billion. Excluding items listed below, the Company had earnings before items1 of $138 million ($3.25 per share) for the first quarter of 2011 compared to earnings before items1 of $103 million ($2.41 per share) for the fourth quarter of 2010 and earnings before items1 of $69 million ($1.59 per share) for the first quarter of 2010.

First quarter 2011 items:

•	Closure and restructuring costs of $11 million ($8 million after tax);

•	Gain on the sale of property, plant and equipment and business of $7 million ($5 million after tax); and

•	Charge of $3 million ($2 million after tax) related to the impairment and write-down of property, plant and equipment.

Fourth quarter 2010 items:

•	Benefit from cellulosic biofuel producer income tax credit of $127 million;

•	Benefit from reversal of a valuation allowance on Canadian deferred income tax assets of $100 million;

•	Costs for debt repurchase of $7 million ($4 million after tax); and

•	Closure and restructuring costs of $1 million ($1 million after tax).

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

1/12

First quarter 2010 items:

•	Refundable excise tax credit for the production and use of alternative bio fuel mixtures of $25 million ($18 million after tax);

•	Charge of $22 million ($16 million after tax) related to the impairment and write-down of property, plant and equipment;

•	Closure and restructuring costs of $20 million ($14 million after tax); and

•	Gain on sale of property, plant and equipment of $1 million ($1 million after tax).

“Our operations ran well in the first quarter and we were able to overcome the production related issues that affected our fourth quarter 2010 financial results. We experienced strong paper shipments and continued momentum in pulp markets while keeping our costs under control. The implementation of the recently announced price increases in pulp and for numerous paper grades will help offset the inflation in input costs stemming from rising global materials prices,” said John D. Williams, President and Chief Executive Officer. Commenting on capital allocation, Mr. Williams said, “We also resumed our stock repurchase activity in the first quarter and in doing so, we have returned $80 million to shareholders through the combination of stock buyback and regular dividend. Stock repurchases continues to be our preferred method to returning capital to shareholders.”

QUARTERLY REVIEW

Operating income before items1 was $218 million in the first quarter of 2011 compared to an operating income before items1 of $156 million in the fourth quarter of 2010. Depreciation and amortization totaled $93 million in the first quarter of 2011. When compared to the fourth quarter of 2010, paper shipments increased 7% while pulp shipments remained stable. The shipments-to-production ratio for paper was 102% in the first quarter of 2011, compared to 97% in the fourth quarter of 2010. Paper inventories declined by 13,000 tons while pulp inventories increased by 3,000 metric tons as at the end of March, compared to year-end levels. Paper deliveries of ArivaTM, Domtar’s paper merchants business, increased 1% when compared to the fourth quarter of 2010.

The increase in operating income before items1 in the first quarter of 2011 was the result of higher paper shipments, higher average selling prices in pulp and lower maintenance costs. These factors were partially offset by higher unit costs for chemicals, lower average selling prices in paper and the negative impact of a strong Canadian dollar including hedging.

(In millions of dollars)	1Q 2011	4Q 2010
Sales	1,423	1,373
Operating income	211	155
Operating income before items[1]	218	156
Depreciation and amortization	93	95

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

2/12

LIQUIDITY AND CAPITAL

Cash flow provided from operating activities amounted to $148 million and capital expenditures amounted to $13 million, resulting in free cash flow1 of $135 million in the first quarter of 2011. Domtar’s net debt-to-total capitalization ratio1 stood at 7% at March 31, 2011 compared to 9% at December 31, 2010.

Under its stock repurchase program, Domtar repurchased 789,957 shares of common stock at an average price of $87.79 during the first quarter of 2011. Since the implementation of the program, the Company has repurchased a total of 1,528,004 shares of common stock at an average price of $74.35.

OUTLOOK

Paper shipments are expected to decline moderately throughout 2011. The announced closure of a paper machine at our Ashdown, Arkansas mill will help balance our production to our customer demand. Rising commodity and energy prices are expected to put pressure on some of our input costs in 2011 however we are expected to benefit from our recently announced price increases for softwood pulp and for commercial printing and converting papers. We will continue to manage our business conservatively, looking to grow profitably and to create sustainable long-term shareholder value.

EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 10:00 a.m. (ET) to discuss its first quarter 2011 financial results. Financial analysts are invited to participate in the call by dialing at least 10 minutes before start time 1 (866) 321-8231 (toll free - North America) or 1 (416) 642-5213 (International), while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

The Company will release its second quarter 2011 earnings on July 28, 2011 before markets open, followed by a conference call at 10:00 a.m. (ET) to discuss results. The date is tentative and will be confirmed approximately three weeks prior to the official earnings release date.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

3/12

About Domtar

Domtar Corporation (NYSE/TSX:UFS) is the largest integrated manufacturer and marketer of uncoated freesheet paper in North America and the second largest in the world based on production capacity, and is also a manufacturer of papergrade, fluff and specialty pulp. The Company designs, manufactures, markets and distributes a wide range of business, commercial printing and publishing as well as converting and specialty papers including recognized brands such as Cougar®, Lynx® Opaque Ultra, Husky® Opaque Offset, First Choice® and Domtar EarthChoice® Office Paper, part of a family of environmentally and socially responsible papers. Domtar owns and operates ArivaTM, an extensive network of strategically located paper distribution facilities. The Company employs approximately 8,500 people. To learn more, visit www.domtar.com.

Forward-Looking Statements

All statements in this news release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the captions “Forward-Looking Statements” and “Risk Factors” of the latest Form 10-K filed with the SEC as periodically updated by subsequently filed Form 10-Q’s. Unless specifically required by law, we assume no obligation to update or revise these forward-looking statements to reflect new events or circumstances.

-(30)-

4/12

Domtar Corporation

Highlights

(In millions of dollars, unless otherwise noted)

	Three months ended March 31 2011	Three months ended March 31 2010
	(Unaudited)
	$	$
Selected Segment Information
Sales
Papers	1,269	1,245
Paper Merchants	217	212
Wood	—	67

Total for reportable segments	1,486	1,524
Intersegment sales - Papers	(63)	(62)
Intersegment sales - Wood	—	(5)

Consolidated sales	1,423	1,457

Depreciation and amortization and impairment and write-down of property, plant and equipment
Papers	92	96
Paper Merchants	1	1
Wood	—	5

Total for reportable segments	93	102
Impairment and write-down of property, plant and equipment - Papers	3	22

Consolidated depreciation and amortization and impairment and write-down of property, plant and equipment	96	124

Operating income (loss)
Papers	209	120
Paper Merchants	3	1
Wood	—	(5)
Corporate	(1)	—

Consolidated operating income	211	116
Interest expense, net	21	32

Earnings before income taxes	190	84
Income tax expense	57	26

Net earnings	133	58

Per common share (in dollars)
Net earnings
Basic	3.16	1.35
Diluted	3.14	1.34
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	42.1	43.0
Diluted	42.4	43.3

Cash flows provided from operating activities	148	123
Additions to property, plant and equipment	13	31

5/12

Domtar Corporation

Consolidated Statements of Earnings

(In millions of dollars, unless otherwise noted)

	Three months ended March 31 2011	Three months ended March 31 2010
	(Unaudited)
	$	$
Sales	1,423	1,457
Operating expenses
Cost of sales, excluding depreciation and amortization	1,021	1,142
Depreciation and amortization	93	102
Selling, general and administrative	90	84
Impairment and write-down of property, plant and equipment	3	22
Closure and restructuring costs	11	20
Other operating income, net	(6)	(29)

	1,212	1,341

Operating income	211	116
Interest expense, net	21	32

Earnings before income taxes	190	84
Income tax expense	57	26

Net earnings	133	58

Per common share (in dollars)
Net earnings
Basic	3.16	1.35
Diluted	3.14	1.34
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	42.1	43.0
Diluted	42.4	43.3

6/12

Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	March 31 2011	December 31 2010
	(Unaudited)
	$	$
Assets
Current assets
Cash and cash equivalents	604	530
Receivables, less allowances of $5 and $7	721	601
Inventories	643	648
Prepaid expenses	32	28
Income and other taxes receivable	54	78
Deferred income taxes	116	115

Total current assets	2,170	2,000
Property, plant and equipment, at cost	9,336	9,255
Accumulated depreciation	(5,625)	(5,488)

Net property, plant and equipment	3,711	3,767
Intangible assets, net of amortization	57	56
Other assets	203	203

Total assets	6,141	6,026

Liabilities and shareholders’ equity
Current liabilities
Bank indebtedness	25	23
Trade and other payables	661	678
Income and other taxes payable	21	22
Long-term debt due within one year	2	2

Total current liabilities	709	725
Long-term debt	825	825
Deferred income taxes and other	955	924
Other liabilities and deferred credits	364	350
Shareholders’ equity
Exchangeable shares	58	64
Additional paid-in capital	2,732	2,791
Retained earnings	480	357
Accumulated other comprehensive income (loss)	18	(10)

Total shareholders’ equity	3,288	3,202

Total liabilities and shareholders’ equity	6,141	6,026

7/12

Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of dollars)

	Three months ended March 31 2011	Three months ended March 31 2010
	(Unaudited)
	$	$
Operating activities
Net earnings	133	58
Adjustments to reconcile net earnings to cash flows from operating activities
Depreciation and amortization	93	102
Deferred income taxes and tax uncertainties	29	15
Impairment and write-down of property, plant and equipment	3	22
Net gains on disposals of property, plant and equipment and sale of business	(7)	(1)
Stock-based compensation expense	1	1
Other	1	(1)
Changes in assets and liabilities
Receivables	(111)	(90)
Inventories	1	10
Prepaid expenses	(1)	(5)
Trade and other payables	(29)	(25)
Income and other taxes	23	23
Difference between employer pension and other post-retirement contributions and pension and other post-retirement expense	2	10
Other assets and other liabilities	10	4

Cash flows provided from operating activities	148	123

Investing activities
Additions to property, plant and equipment	(13)	(31)
Proceeds from disposals of property, plant and equipment	9	7
Proceeds from sale of business	4	—

Cash flows used for investing activities	—	(24)

Financing activities
Dividend payments	(11)	—
Net change in bank indebtedness	3	(23)
Repayment of long-term debt	(1)	(103)
Borrowings under accounts receivable securitization program	—	20
Stock repurchase	(69)	—
Other	4	(3)

Cash flows used for financing activities	(74)	(109)

Net increase (decrease) in cash and cash equivalents	74	(10)
Cash and cash equivalents at beginning of period	530	324

Cash and cash equivalents at end of period	604	314

Supplemental cash flow information
Net cash payments for:
Interest	14	21
Income taxes paid (refund)	2	(1)

8/12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization.” Management believes that the financial metrics presented are frequently used by investors and are useful to evaluate our ability to service debt and our overall credit profile. Management believes these metrics are also useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates “Earnings before items” and “EBITDA before items” by excluding the after-tax (pre-tax) effect of items considered by management as not reflecting our current operations. Management uses these measures, as well as EBITDA and Free cash flow, to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Net earnings provides for a more complete analysis of the results of operations. Net earnings and Cash flow provided from operating activities are the most directly comparable GAAP measures.

			2011	2010
			Q1	Q1	Q2	Q3	Q4	YTD
Reconciliation of “Earnings before items” to Net earnings
	Net earnings	($)	133	58	31	191	325	605
(-)	Alternative fuel tax credits	($)	—	(18)	—	—	—	(18)
(-)	Cellulose biofuel producer credits	($)	—	—	—	—	(127)	(127)
(-)	Reversal of valuation allowance on Canadian deferred income tax balances	($)	—	—	—	—	(100)	(100)
(+)	Impairment and write-down of property, plant and equipment	($)	2	16	9	9	—	34
(+)	Closure and restructuring costs	($)	8	14	4	1	1	20
(-)	Net losses (gains) on disposals of property, plant and equipment and sale of businesses	($)	(5)	(1)	48	(18)	—	29
(-)	Loss on repurchase of long-term debt	($)	—	—	24	—	4	28
(=)	Earnings before items	($)	138	69	116	183	103	471
( / )	Weighted avg. number of common and exchangeable shares outstanding (diluted)	(millions)	42.4	43.3	43.4	43.0	42.8	43.2
(=)	Earnings before items per diluted share	($)	3.25	1.59	2.67	4.26	2.41	10.90

Reconciliation of “EBITDA” and “EBITDA before items” to Net earnings
	Net earnings	($)	133	58	31	191	325	605
(+)	Income tax expense (benefit)	($)	57	26	(5)	21	(199)	(157)
(+)	Interest expense, net	($)	21	32	70	24	29	155
(=)	Operating income	($)	211	116	96	236	155	603
(+)	Depreciation and amortization	($)	93	102	101	97	95	395
(+)	Impairment and write-down of property, plant and equipment	($)	3	22	14	14	—	50
(-)	Net losses (gains) on disposals of property, plant and equipment and sale of businesses	($)	(7)	(1)	48	(14)	—	33
(=)	EBITDA	($)	300	239	259	333	250	1,081
(/)	Sales	($)	1,423	1,457	1,547	1,473	1,373	5,850
(=)	EBITDA margin	( %)	21%	16%	17%	23%	18%	18%
	EBITDA	($)	300	239	259	333	250	1,081
(-)	Alternative fuel tax credits	($)	—	(25)	—	—	—	(25)
(+)	Closure and restructuring costs	($)	11	20	5	1	1	27
(=)	EBITDA before items	($)	311	234	264	334	251	1,083
(/)	Sales	($)	1,423	1,457	1,547	1,473	1,373	5,850
(=)	EBITDA margin before items	(%)	22%	16%	17%	23%	18%	19%

Reconciliation of “Free cash flow” to Cash flow provided from operating activities
	Cash flow provided from operating activities	($)	148	123	610	267	166	1,166
(-)	Additions to property, plant and equipment	($)	(13)	(31)	(43)	(38)	(41)	(153)
(=)	Free cash flow	($)	135	92	567	229	125	1,013
“Net debt-to-total capitalization” computation
	Bank indebtedness	($)	25	19	30	26	23
(+)	Long-term debt due within one year	($)	2	31	30	22	2
(+)	Long-term debt	($)	825	1,600	1,186	961	825
(=)	Debt	($)	852	1,650	1,246	1,009	850
(-)	Cash and cash equivalents	($)	(604)	(314)	(514)	(537)	(530)
(=)	Net debt	($)	248	1,336	732	472	320
(+)	Shareholders’ equity	($)	3,288	2,748	2,642	2,811	3,202
(=)	Total capitalization	($)	3,536	4,084	3,374	3,283	3,522
	Net debt	($)	248	1,336	732	472	320
(/ )	Total capitalization	($)	3,536	4,084	3,374	3,283	3,522
(=)	Net debt-to-total capitalization	(%)	7%	33%	22%	14%	9%

“Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings, Operating income or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

9/12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures—By Segment 2011

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Papers					Paper Merchants					Corporate					Total
			Q1’11	Q2’11	Q3’11	Q4’11	YTD	Q1’11	Q2’11	Q3’11	Q4’11	YTD	Q1’11	Q2’11	Q3’11	Q4’11	YTD	Q1’11	Q2’11	Q3’11	Q4’11	YTD
Reconciliation of Operating income (loss) to “Operating income (loss) before items”
	Operating income (loss)	($)	209	—	—	—	209	3	—	—	—	3	(1)	—	—	—	(1)	211	—	—	—	211
(+)	Impairment and write-down of property, plant and equipment	($)	3	—	—	—	3	—	—	—	—	—	—	—	—	—	—	3	—	—	—	3
(+)	Closure and restructuring costs	($)	11	—	—	—	11	—	—	—	—	—	—	—	—	—	—	11	—	—	—	11
(-)	Net gains on disposals of property, plant and equipment and sale of business	($)	(4)	—	—	—	(4)	(3)	—	—	—	(3)	—	—	—	—	—	(7)	—	—	—	(7)
(=)	Operating income (loss) before items	($)	219	—	—	—	219	—	—	—	—	—	(1)	—	—	—	(1)	218	—	—	—	218

Reconciliation of “Operating income (loss) before items” to “EBITDA before items”
	Operating income (loss) before items	($)	219	—	—	—	219	—	—	—	—	—	(1)	—	—	—	(1)	218	—	—	—	218
(+)	Depreciation and amortization	($)	92	—	—	—	92	1	—	—	—	1	—	—	—	—	—	93	—	—	—	93
(=)	EBITDA before items	($)	311	—	—	—	311	1	—	—	—	1	(1)	—	—	—	(1)	311	—	—	—	311
(/)	Sales	($)	1,269	—	—	—	1,269	217	—	—	—	217	—	—	—	—	—	1,486	—	—	—	1,486
(=)	EBITDA margin before items	(%)	25%	—	—	—	25%	—	—	—	—	—	—	—	—	—	—	21%	—	—	—	21%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

10/12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures—By Segment 2010

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Papers					Paper Merchants					Wood(1)
			Q1’10	Q2’10	Q3’10	Q4’10	YTD	Q1’10	Q2’10	Q3’10	Q4’10	YTD	Q1’10	Q2’10	Q3’10	Q4’10	YTD
Reconciliation of Operating income (loss) to “Operating income (loss) before items”
	Operating income (loss)	($)	120	149	237	161	667	1	(1)	—	(3)	(3)	(5)	(49)	—	—	(54)
(-)	Alternative fuel tax credits	($)	(25)	—	—	—	(25)	—	—	—	—	—	—	—	—	—	—
(+)	Impairment and write-down of property, plant and equipment	($)	22	14	14	—	50	—	—	—	—	—	—	—	—	—	—
(+)	Closure and restructuring costs	($)	20	5	1	—	26	—	—	—	1	1	—	—	—	—	—
(-)	Net losses (gains) on disposals of property, plant and equipment and sale of businesses	($)	—	(3)	(14)	—	(17)	—	—	—	—	—	(1)	49	—	—	48
(=)	Operating income (loss) before items	($)	137	165	238	161	701	1	(1)	—	(2)	(2)	(6)	—	—	—	(6)
Reconciliation of “Operating income (loss) before items” to “EBITDA before items”
	Operating income (loss) before items	($)	137	165	238	161	701	1	(1)	—	(2)	(2)	(6)	—	—	—	(6)
(+)	Depreciation and amortization	($)	96	95	96	94	381	1	1	1	1	4	5	5	—	—	10
(=)	EBITDA before items	($)	233	260	334	255	1,082	2	—	1	(1)	2	(1)	5	—	—	4
(/)	Sales	($)	1,245	1,317	1,296	1,212	5,070	212	213	233	212	870	67	83	—	—	150
(=)	EBITDA margin before items	(%)	19%	20%	26%	21%	21%	1%	—	—	—	—	—	6%	—	—	3%

			Corporate					Total
			Q1’10	Q2’10	Q3’10	Q4’10	YTD	Q1’10	Q2’10	Q3’10	Q4’10	YTD
Reconciliation of Operating income (loss) to “Operating income (loss) before items”
	Operating income (loss)	($)	—	(3)	(1)	(3)	(7)	116	96	236	155	603
(-)	Alternative fuel tax credits	($)	—	—	—	—	—	(25)	—	—	—	(25)
(+)	Impairment and write-down of property, plant and equipment	($)	—	—	—	—	—	22	14	14	—	50
(+)	Closure and restructuring costs	($)	—	—	—	—	—	20	5	1	1	27
(-)	Net losses (gains) on disposals of property, plant and equipment and sale of businesses	($)	—	2	—	—	2	(1)	48	(14)	—	33
(=)	Operating income (loss) before items	($)	—	(1)	(1)	(3)	(5)	132	163	237	156	688
Reconciliation of “Operating income (loss) before items” to “EBITDA before items”
	Operating income (loss) before items	($)	—	(1)	(1)	(3)	(5)	132	163	237	156	688
(+)	Depreciation and amortization	($)	—	—	—	—	—	102	101	97	95	395
(=)	EBITDA before items	($)	—	(1)	(1)	(3)	(5)	234	264	334	251	1,083
(/)	Sales	($)	—	—	—	—	—	1,524	1,613	1,529	1,424	6,090
(=)	EBITDA margin before items	(%)	—	—	—	—	—	15%	16%	22%	18%	18%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

(1) As previously reported, we sold 88% of the Wood segment on June 30, 2010 to EACOM Timber Corporation (“EACOM”). During the fourth quarter of 2010, in an unrelated transaction, we sold the remaining 12% of common stock held in EACOM.

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Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2011	2010
		Q1	Q1	Q2	Q3	Q4	YTD
Papers Segment
Sales	($)	1,269	1,245	1,317	1,296	1,212	5,070
Intersegment sales - Papers	($)	(63)	(62)	(60)	(56)	(51)	(229)
Operating income	($)	209	120	149	237	161	667
Depreciation and amortization	($)	92	96	95	96	94	381
Impairment and write-down of property, plant and equipment	($)	3	22	14	14	—	50
Papers
Papers Production	(‘000 ST)	899	906	882	906	873	3,567
Papers Shipments	(‘000 ST)	913	960	891	896	850	3,597
Uncoated Freesheet	(‘000 ST)	913	925	889	896	850	3,560
Coated Groundwood	(‘000 ST)	—	35	2	—	—	37
Pulp
Pulp Shipments(a)	(‘000 ADMT)	375	388	486	412	376	1,662
Hardwood Kraft Pulp	(%)	20%	40%	38%	37%	24%	35%
Softwood Kraft Pulp	(%)	55%	49%	52%	53%	62%	54%
Fluff Pulp	(%)	25%	11%	10%	10%	14%	11%
Paper Merchants Segment
Sales	($)	217	212	213	233	212	870
Operating income (loss)	($)	3	1	(1)	—	(3)	(3)
Depreciation and amortization	($)	1	1	1	1	1	4
Wood Segment
Sales	($)	—	67	83	—	—	150
Intersegment sales - Wood	($)	—	(5)	(6)	—	—	(11)
Operating loss	($)	—	(5)	(49)	—	—	(54)
Depreciation and amortization	($)	—	5	5	—	—	10
Lumber Production	(Millions FBM)	—	172	165	—	—	337
Lumber Shipments	(Millions FBM)	—	164	187	—	—	351
Average Exchange Rates	CAN	0.986	1.041	1.028	1.039	1.013	1.030
	US	1.014	0.961	0.973	0.962	0.987	0.971

(a)	Figures are gross of market pulp purchased from other producers on the open market for some of our paper making operations. Pulp Shipments represent the amount of pulp produced in excess of our internal requirement.

Note: the term “ST” refers to a short ton, the term “ADMT” refers to an air dry metric ton, and the term “FBM” refers to foot board measure.

12/12